                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF
                              APPLICA INCORPORATED
                            (A FLORIDA CORPORATION)
                               FEBRUARY 25, 2003


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                                     INDEX

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                                                                                                                PAGE
                                                                                                               NUMBER

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ARTICLE ONE - OFFICES.............................................................................................1
         Section 1.     Registered Office.........................................................................1
         Section 2.     Other Offices.............................................................................1

ARTICLE TWO - MEETINGS OF SHAREHOLDERS............................................................................1
         Section 1.     Place.....................................................................................1
         Section 2.     Time of Annual Meeting....................................................................1
         Section 3.     Call of Special Meetings..................................................................1
         Section 4.     Conduct of Meetings.......................................................................1
         Section 5.     Notice and Waiver of Notice...............................................................2
         Section 6.     Notice Requirements for Director Nominations and Shareholder Proposals....................2
         Section 7.     Business of Special Meeting...............................................................4
         Section 8.     Quorum....................................................................................4
         Section 9.     Voting Per Share..........................................................................4
         Section 10.    Voting of Shares..........................................................................4
         Section 11.    Proxies...................................................................................5
         Section 12.    Shareholder List..........................................................................5
         Section 13.    Action Without Meeting....................................................................6
         Section 14.    Fixing Record Date........................................................................6
         Section 15.    Inspectors and Judges.....................................................................6

ARTICLE THREE - DIRECTORS.........................................................................................7
         Section 1.     Number, Election and Term.................................................................7
         Section 2.     Removal...................................................................................7
         Section 3.     Vacancies.................................................................................7
         Section 4.     Powers....................................................................................7
         Section 5.     Place of Meetings.........................................................................7
         Section 6.     Annual Meeting............................................................................8
         Section 7.     Regular Meetings..........................................................................8
         Section 8.     Special Meetings and Notice...............................................................8
         Section 9.     Quorum; Required Vote; Presumption of Assent..............................................8
         Section 10.    Action Without Meeting....................................................................8
         Section 11.    Conference Telephone or Similar Communications Equipment Meetings.........................9
         Section 12.    Committees................................................................................9
         Section 13.    Compensation of Directors.................................................................9
         Section 14.    Chairman of the Board.....................................................................9


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
ARTICLE FOUR - OFFICERS..........................................................................................10
         Section 1.     Positions................................................................................10
         Section 2.     Election of Specified Officers by Board..................................................10
         Section 3.     Election or Appointment of Other Officers................................................10
         Section 4.     Salaries.................................................................................10
         Section 5.     Term; Resignation........................................................................10
         Section 6.     Chief Executive Officer..................................................................10
         Section 7.     President................................................................................11
         Section 8.     Senior Vice Presidents and Vice Presidents...............................................11
         Section 9.     Secretary................................................................................11
         Section 10.    Chief Financial Officer..................................................................11

ARTICLE FIVE - CERTIFICATES FOR SHARES...........................................................................11
         Section 1.     Issue of Certificates....................................................................11
         Section 2.     Legends for Preferences and Restrictions on Transfer.....................................12
         Section 3.     Facsimile Signatures.....................................................................12
         Section 4.     Lost Certificates........................................................................12
         Section 5.     Transfer of Shares.......................................................................13
         Section 6.     Registered Shareholders..................................................................13
         Section 7.     Redemption of Control Shares.............................................................13

ARTICLE SIX - MISCELLANEOUS PROVISIONS...........................................................................13
         Section 1.     Dividends................................................................................13
         Section 2.     Reserves.................................................................................13
         Section 3.     Checks...................................................................................13
         Section 4.     Fiscal Year..............................................................................13
         Section 5.     Seal.....................................................................................14

ARTICLE SEVEN - AMENDMENTS OF BYLAWS.............................................................................14

ARTICLE EIGHT - INDEMNIFICATION..................................................................................14


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                              APPLICA INCORPORATED

                       SECOND AMENDED AND RESTATED BYLAWS


                                  ARTICLE ONE

                                    OFFICES

         Section 1. Registered Office. The registered office of APPLICA INCORPORATED, a Florida corporation (the "Corporation"), shall be located in the State of Florida, unless otherwise designated by the Board of Directors of the Corporation (the "Board of Directors").

         Section 2. Other Offices. The Corporation may also have offices at such other places, either within or outside the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place. All annual meetings of shareholders shall be held at such place, within or outside the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or outside the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Call of Special Meetings. Special meetings of the shareholders shall be held if called upon the written request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors acting without a meeting, or if the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. The Board of Directors shall fix the record date for and the place, date and hour of, the meeting, and the Secretary shall give notice of such meeting and the place, day and hour and the purpose or purposes thereof to the shareholders entitled thereto. The Board of Directors of the Corporation may delay calling a shareholder-initiated special meeting of shareholders to elect directors or to vote upon a pending merger proposal for such period of time as is reasonably necessary.

         Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

         Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

         Section 6. Notice Requirements for Director Nominations and Shareholder Proposals.

         (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

         (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date,

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notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and
(b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.

         (c) Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder and
(B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         (d) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         (e) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (d) of this Bylaw the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the shareholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if

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any, on whose behalf the proposal is made and (iv) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         (f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. Additionally, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that (1) the business was not properly brought before the meeting and in accordance with the procedures prescribed by this Bylaw or (2) a nomination was not made in accordance with the procedures prescribed by these Bylaws. If the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted or the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         Section 7. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 8. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or Bylaws, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         Section 9. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one vote for each outstanding share held by him or her on each matter voted at a shareholders' meeting.

         Section 10. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of a corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:
(a) if only one votes, in person or by proxy, such person's act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         Section 11. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An executed facsimile appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

         Section 12. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his or her agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at such shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 13. Action Without Meeting. Any action required or permitted to be taken by the shareholders of the Corporation must be taken at a duly called annual or special meeting of shareholders of the Corporation. No shareholder action may be taken by a consent in writing.

         Section 14. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 14, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

         Section 15. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them.

                                 ARTICLE THREE

                                   DIRECTORS

         Section 1. Number, Election and Term. The business of the Corporation shall be managed by a Board of Directors who need not be shareholders of the Corporation. The number of Directors shall not be less than seven nor more than 15, as determined from time to time by resolution of the majority of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. The terms of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class. No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if different, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. At each annual meeting of shareholders, the nominees receiving the highest number of votes will be elected.

         Section 2. Removal. Any director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction, or (b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal. Removal for cause, as defined in (a) and (b) above must be approved by a least a majority vote of the shares of the Corporation then entitled to vote at an election for that director or by at least a majority of the total number of directors. Any action for the removal of a director must be brought within one year of such conviction or adjudication.

         Section 3. Vacancies. Any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, the creation of a new directorship by an increase in the authorized number of directors, or otherwise shall be filled by a majority vote of the directors than in office, though less than a quorum of the entire Board of Directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at the next Annual Meeting of Shareholders at which directors are elected.

         Section 4. Powers. Except as provided in the Articles of Incorporation and Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

         Section 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or outside the State of Florida.

         Section 6. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 8. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any three directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by facsimile or e-mail or any other generally acceptable form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Section 9. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless such director objects at the beginning of the meeting or promptly upon his or her arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

         Section 10. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 10 shall have the effect of a meeting vote and may be described as such in any document.

         Section 11. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         Section 12. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The committees shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such director by law.

         Section 13. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 14. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors. The Chairman of the Board shall lead the Board of Directors in fulfilling its responsibilities. Additionally, the Chairman of the Board shall be an officer of the Company, subject to control of the Board, and will have supervisory responsibility over the strategic corporate vision, material acquisitions, venture-type investments and philanthropic matters. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officer of the Corporation need be a director. The Chairman of the Board shall serve until his or her successor is chosen and qualified, but the Chairman may be removed at any time by the affirmative vote of a majority of the Board of Directors.


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
                                  ARTICLE FOUR

                                    OFFICERS

         Section 1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Chief Financial Officer, and, if elected by the Board of Directors by resolution, a Chairman of the Board, a Treasurer, a Secretary and one or more Senior Vice Presidents or Vice Presidents. Any two or more offices may be held by the same person.

         Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a Chief Executive Officer, a President and a Chief Financial Officer, and may elect a Chairman of the Board, a Secretary, a Treasurer or one or more Senior Vice Presidents or Vice Presidents.

         Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chief Executive Officer or President of the Corporation. The Board of Directors shall be advised of appointments by the Chief Executive Officer or President at or before the next scheduled Board of Directors meeting.

         Section 4. Salaries. The salaries of the Chairman of the Board, the Chief Executive Officer and the President shall be fixed from time to time by the Board of Directors pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer or President of the Corporation or pursuant to his or her direction.

         Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer or President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the Chief Executive Officer or President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the Chief Executive Officer or President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer or President of the Corporation, by the Chief Executive Officer, the President or the Board of Directors. Any officer of the Corporation may resign from his or her respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         Section 6. Chief Executive Officer . The Chief Executive Officer shall exercise general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors.

         Section 7. President. In the absence of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate.

         Section 8. Senior Vice Presidents and Vice Presidents. The Senior Vice Presidents and Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the Chief Executive Officer and the President, or any Senior Vice President as applicable, shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer or President may from time to time delegate.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

         Section 10.       Chief Financial Officer. The Chief Financial
Officer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his or her transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Chief Financial Officer shall be the Corporation's Treasurer.

                                  ARTICLE FIVE

                            CERTIFICATES FOR SHARES

         Section 1. Issue of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Senior Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. At the option of the Board of Directors or an officer of the Corporation, any certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

         Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, the Chief Executive Officer, the President or a Senior Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

         Section 7. Redemption of Control Shares. Section 607.0902 of the Florida Business Corporation Act shall apply to control share acquisitions (as that term is defined in such section) of shares of the Corporation. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may redeem the control shares at fair market value at any time during the period ending 60 days after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                  ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

         Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

         Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the Chief Executive Officer or President may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year and may be changed from time to time by resolution of the Board of Directors.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE SEVEN

                              AMENDMENTS OF BYLAWS

         Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

                                 ARTICLE EIGHT

                                INDEMNIFICATION

         The Corporation shall indemnify and hold harmless any director, officer, employee, or agent of the Corporation and its subsidiaries against all liability and expense to the fullest extent permitted by law currently in effect or hereinafter enacted.


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